                                                                    EXHIBIT 99.2



                                Exhibit 27(n)(i)

                   Consent of Sutherland Asbill & Brennan LLP

                               S.A.B. Letterhead




                                 April 23, 2003



Board of Directors
Transamerica Financial Life Insurance Company
TFLIC Series Life Account
4 Manhattanville Road
Purchase, New York  10577

               RE:    TFLIC Series Life Account
                      TFLIC Freedom Elite Builder
                      File No. 333-61654/811-8878

Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information for the TFLIC Freedom Elite Builder contained in Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 (File No. 333-61654/811-8878) of the TFLIC Series Life Account filed by Transamerica Financial Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                       Very truly yours,

                                       SUTHERLAND ASBILL & BRENNAN LLP


                                       By: /s/ Mary Jane Wilson-Bilik
                                          --------------------------------------
                                          Mary Jane Wilson-Bilik